UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Airgas, Inc.

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Interoffice Memo	Airgas, Inc 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 (610) 687-5253 Fax: (610) 687-1052 http://www.airgas.com

To:	All Airgas Associates
From:	Peter McCausland
Date:	September 8, 2010

Subject:	Update on SAP Implementation and Other Recent Developments

SAP

Recently we issued a press release regarding the ongoing implementation of our highly-customized SAP system. The key takeaway is that, once completed, we expect SAP will allow Airgas to generate $75 to $125 million in additional operating income every year.

This additional operating income is expected to come from three key areas: accelerated sales growth, price management, and efficiencies. But that’s not all. We anticipate identifying further economic benefits as we progress in our implementation. We are highly confident that we will achieve these expected SAP benefits by the end of calendar 2013.

As you can see, and as we’ve been saying, the future of Airgas is bright. The benefits we expect from SAP, along with our outstanding recent results and increasing earnings momentum, underscore the value inherent in our business.

Air Products

On Labor Day, Air Products announced a second revised unsolicited tender offer to acquire all outstanding common shares of Airgas at a price of $65.50 per share. After careful consideration with its independent financial and legal advisors, our Board unanimously rejected the revised offer and recommended that Airgas stockholders not tender their shares into the offer. The Board also urges stockholders – including all employee stockholders – to vote FOR Airgas’ three experienced and highly qualified directors and AGAINST Air Products’ By-Law amendment proposals.

The Board is unanimous in its belief that Air Products’ revised offer, which represents only a $2.00 per share increase over its previous offer, continues to grossly undervalue Airgas. Air Products’ revised offer does not adequately compensate Airgas stockholders for the Company’s scarcity and synergy value, our extraordinary history of providing superior returns for our stockholders, our impressive economic performance since the first Air Products offer and our excellent prospects.

Our Board continues to work hard to protect the interests of all Airgas stockholders, and we appreciate your continued dedication and commitment. With our Annual Meeting of Stockholders just a week away, our best approach is to continue to deliver superior results. I urge everyone to stay the course by taking good care of our customers and convincing new customers to do business with Airgas, the best company in the industry.

I know you’re all wondering what’s next. Please know that your Board of Directors is working hard to protect and enhance the value of Airgas. You can help by continuing to deliver the outstanding performance that our customers and stockholders have come to expect from us.

Don’t hesitate to reach out to your managers with any questions, and I will continue to be in touch.

Sincerely,

Peter McCausland
Chairman and Chief Executive Officer

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING AND AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.